Exhibit 10.1

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF l933, AS AMENDED (THE “ACT”).

AMERITRANS CAPITAL CORPORATION

December 15, 2009

PROMISSORY NOTE

AMERITRANS CAPITAL CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to                                                                             or order (the “Holder”) on December 14, 2011 (the “Maturity Date”) at the offices of the Company, the principal sum of                                                                            ($                    ) DOLLARS in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on the outstanding principal sum at the rate of eight and three quarters percent (8.75%) per annum through the Maturity Date.  Interest on the principal balance of this Promissory Note (“Note”) from the date hereof (the “Issue Date”) shall be payable quarterly on March 14, 2010, June 14, 2010, September 14, 2010 and December 14, 2010 and on each March 14,  June 14, September 14  and December 14, thereafter until all principal amounts hereunder have been satisfied; provided, however, that the Company may elect, in its discretion, by notice to the Holder at least 30 days before the Maturity Date to extend the Maturity Date to the third anniversary of the Issue Date, in which event the term “Maturity Date” shall refer to such date following such election.  If the Company exercises such  election, the Company shall pay interest on the outstanding principal sum quarterly as set forth above at the rate of the sum of (a) 5.50% plus (b) the rate announced by Citibank N.A. from time to time as its “prime rate”.

1.

Series of Notes.  This Note is one of a series of Promissory Notes, identical in form (the “Notes”), issued on or about the date hereof, in the aggregate principal amount of up to $3,000,000.  All Notes in such series shall rank equally and ratably without preference or priority of any said Notes over any others thereof.

2.

Registered Owner.  The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.  Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor.  Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed.  In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee.  This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

3.

Consent Required.  Except with the prior written consent of the Holder, the Company shall not grant a security interest in any of its assets to secure the repayment of any indebtedness incurred by it for borrowed funds.

4.

Redemption.

4.1

Redemption Right. The Holder, by its acceptance of this Note, hereby acknowledges that, at any time, and from time to time, prior to the Maturity Date, the Company may, at its option, by written notice given to the Holder, elect to redeem and prepay all or any portion of the outstanding principal indebtedness evidenced by this Note, without premium or penalty.  Any such notice of the Company’s election to redeem and prepay as provided for hereinabove shall indicate the principal amount to be redeemed and prepaid (the “Redemption Amount”) and shall be given not less than thirty (30) days prior to the date fixed in such notice as the date for the redemption of this Note (the “Redemption Date”).

4.2

Interest.  In the event the Company so elects to redeem and prepay this Note, in whole or in part, pursuant to Section 4.1 hereof, it shall pay to the Holder, in addition to the Redemption Amount being prepaid, accrued interest thereon through the Redemption Date; provided, however, that, if the Redemption Date is prior to the six (6) month anniversary of the Issue Date, additional interest shall be payable hereunder such that the Holder receives an amount of interest on the Redemption Date equal to six (6) months interest on the Redemption Amount less any interest theretofore paid thereon.

4.3

Obligations.  On the Redemption Date, this Note shall be due and payable to the extent provided for in Sections 4.1 and 4.2 hereof and, if the remaining balance of the principal amount of this Note is payable on the Redemption Date, the Holder shall tender to the  Company this Note for cancellation.  Effective with the Redemption Date, with respect to the Redemption Amount, interest will cease to accrue, and the only right of the Holder shall be to receive the amount payable upon redemption.

5.

Events of Default.  If the Company shall (i) fail to make any payment due hereunder and such failure shall continue unremedied for a period of fifteen (15) days following receipt of written notice thereof from the Holder; (ii) violate the provisions of Section 3 hereof; (iii) admit in writing its inability to pay its debts generally as they mature; (iv) make a general assignment for the benefit of creditors; (v) be adjudicated a bankrupt or insolvent; (vi) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vii) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (viii) apply for or consent to the appointment of a receiver, trustee or liquidator for all or substantially all of its assets; or (ix) have an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within sixty (60) days (each an “Event of Default”), then, at any time thereafter and unless such Event of Default shall have been cured or shall have been waived in writing by the Holder, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

6.

Investment Intent. The Holder, by its acceptance hereof, hereby represents and warrants that this Note is being acquired for investment purposes only and without a view to the distribution thereof, and may be transferred only in compliance with the Act.

7.

Transfer to Comply with the Securities Act of l933.  This Note may not be sold or otherwise disposed of except as follows: (a) to a person or entity to whom this Note may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto or (b) to any person or entity upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

8.

Costs of Collection.  In  the event the Company shall default in the payment of this Note when due, then the Company shall pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder, including reasonable attorneys’ fees.

9.

Applicable Law.  This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, excluding choice of law rules thereof.

10.

Notices.  Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Holder, at address indicated on the last page of the Subscription Agreement between the Company and the Holder in respect of the purchase of this Note.

If to the Company:

747 Third Avenue

New York, NY  10017

Attention:  Michael Feinsod

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section 10.

11.

Miscellaneous.  This Note evidences the entire obligation of the Company with respect to the repayment of the principal amount hereof and the other matters provided for herein.  No provision of this Note may be modified except by an instrument in writing signed by the Company and the Holder.  Payment of interest due under this Note prior to the Maturity Date or Redemption Date, as the case may be, shall be made to the registered Holder of this Note.  Payment of principal and interest due upon redemption or maturity shall be made to the registered Holder of this Note on or after the Redemption Date or Maturity Date, as the case may be, contemporaneous with and upon presentation of this Note for payment.  No interest shall be due on this Note for such period of time that may elapse between the Redemption Date or Maturity Date, as the case may be, and its presentation for payment.  Notwithstanding the foregoing, it shall not be necessary for the Holder to present this Note for payment in the event of a partial redemption of this Note.

 [Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

AMERITRANS CAPITAL CORPORATION

By:

Name:

Title:

AMERITRANS CAPITAL CORPORATION

PROMISSORY NOTE

DUE DECEMBER 14, 2011

NOTE ASSIGNMENT FORM

FOR VALUE RECEIVED

The undersigned                                                              (please print or typewrite name of assignor) hereby sells, assigns and transfers unto

(please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee)  the within Promissory Note of Ameritrans Capital Corporation, dated December 15, 2009, in the original principal sum of $                       and hereby authorizes the Company  to transfer this Note on its books.

If the Holder is an individual:	If the Holder is not an individual:

Name(s) of Holder	Name of Holder

By:
Signature of Holder	Signature of Authorized Representative

Signature, if jointly held	Name and Title of Authorized Representative

Date	Date

(Signature(s) guaranteed)